Exhibit 99.1

Adamas Provides Preliminary Fourth Quarter and Full-Year 2018 GOCOVRI™ Sales Results and Outlines Key Priorities for 2019
-- GOCOVRI preliminary net sales of approximately $13.3 million for the fourth quarter of 2018 and approximately $34 million for the year --

-- Preliminary total prescriptions of approximately 5,700 for the fourth quarter of 2018 and approximately 15,500 for the year --

Emeryville, Calif., January 6, 2019 – Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS), a fully-integrated pharmaceutical company pioneering time-dependent medicines for central nervous system (CNS) disorders, today outlined key business priorities for 2019 and provided preliminary 2018 sales results for GOCOVRI™ (amantadine) extended release capsules. GOCOVRI is the first and only FDA-approved medicine indicated for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy and only medication clinically proven to reduce both dyskinesia and OFF in that population.
“We are pleased to finish 2018 in a strong position, after the commercial launch of GOCOVRI,” said Gregory T. Went, Ph.D., Chairman and Chief Executive Officer of Adamas Pharmaceuticals, Inc. “GOCOVRI has had a positive and durable impact on Parkinson’s disease patients with dyskinesia, and we look forward in 2019 to continuing to promote and demonstrate the value of GOCOVRI to all stakeholders. In addition, our development programs have advanced in 2018 with the strong enrollment of our INROADS Phase 3 trial for ADS-5102 in patients with multiple sclerosis walking impairment and the progress in our ADS-4101 program, which will continue in 2019. Finally, we continue to be confident in breadth and strength of the intellectual property portfolio that we have established to protect our products, programs and other innovations.”
Preliminary Unaudited Fourth Quarter and Full-Year 2018 Sales for GOCOVRI
Based on preliminary unaudited financial information, the company expects net sales of GOCOVRI to be approximately $13.3 million for the fourth quarter ended December 31, 2018. During the fourth quarter, Adamas fulfilled approximately 5,700 paid prescriptions of GOCOVRI. Preliminary full-year unaudited net sales of GOCOVRI are expected to be approximately $34 million, with approximately 15,500 paid prescriptions filled. Adamas ended the year with approximately $211 million of cash, cash equivalents, and available-for-sale securities.
Key Priorities for 2019

GOCOVRI commercialization:

•	Drive adoption and clinical conviction through commercial execution and focused education about the innovation and unique benefits of GOCOVRI

•	Continue to maintain excellent persistence and durable use through positive patient experience

•	Target an approximate doubling of total prescriptions for 2019 over 2018

•
Advance the medical literature regarding GOCOVRI in the Parkinson’s disease treatment journey and time dependent mechanisms of disease and action by continuing to publish data at major scientific and medical meetings, including American Academy of Neurology (AAN) and International Parkinson and Movement Disorder Society (MDS)

Development Pipeline:

•
Expect completion of enrollment for the Phase 3 INROADS study of ADS-5102 (amantadine) extended release capsules for multiple sclerosis walking impairment in the first half of 2019 and release top-line data in the second half of 2019

•	Continue to advance ADS-4101 towards registration studies

About GOCOVRI
GOCOVRI (amantadine) extended release capsules is the first and only FDA-approved medicine indicated for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, with or without concomitant dopaminergic medications. It is also the only medicine clinically proven to reduce both dyskinesia as well as OFF in that population. GOCOVRI is a high-dose 274 mg amantadine (340 mg amantadine hydrochloride) taken once-daily at bedtime, which delivers high levels of amantadine upon waking and throughout the day. Data from two pivotal, placebo-controlled Phase 3 clinical studies in approximately 200 patients demonstrated statistically significant reduction in dyskinesia, as well as a secondary benefit in OFF time in patients dosed with GOCOVRI. The most commonly observed adverse reactions with GOCOVRI were hallucinations, dizziness, dry mouth, peripheral edema, constipation, fall and orthostatic hypotension. For more information about GOCOVRI, please see the U.S. Prescribing Information at www.GOCOVRI.com.
About ADS-5102
ADS-5102 is a high-dose amantadine taken once at bedtime, which delivers consistently high levels of amantadine upon waking and throughout the day. Adamas is currently evaluating ADS-5102 in a Phase 3 clinical program in multiple sclerosis patients with walking impairment. ADS-5102 was previously approved by the FDA under the trade name GOCOVRI™ (amantadine) extended release capsules for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, with or without concomitant dopaminergic medications. GOCOVRI is not FDA-approved for the treatment of walking impairment in multiple sclerosis patients.
About ADS-4101
ADS-4101 is an investigational drug in development for the treatment of partial onset seizures in patients with epilepsy. Derived from Adamas’ validated time-dependent biology approach to drug development, ADS-4101 is a potential high-dose, once-daily at bedtime lacosamide therapy, with a drug profile that provides high concentrations of lacosamide during the day to match the time when seizures occur most often. Lacosamide is an anti-epilepsy active ingredient previously approved by the FDA and currently marketed as VIMPAT® (lacosamide).
About Adamas Pharmaceuticals, Inc.
Adamas’ goal is to create and commercialize a new generation of medicines intended to lessen the burden of chronic neurologic diseases on patients, caregivers and society using its deep understanding of time-dependent biology. The company is focused on the commercial launch of GOCOVRI™ (amantadine) extended release capsules (previously ADS-5102), the first and only FDA-approved medicine for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, with or without concomitant dopaminergic medications. It is also the only medicine clinically proven to reduce both dyskinesia and OFF in that population. The Company also continues to deliver on its pipeline of differentiated investigational programs. Those programs include: ADS-5102 in development for the treatment of multiple sclerosis walking impairment; and ADS-4101, a high-dose, modified release lacosamide in development for the treatment of partial onset seizures in patients with epilepsy. For more information about Adamas and its unique approach to developing medicines based on time-dependent biology, please visit www.adamaspharma.com.

Forward-looking Statements
Statements contained in this press release regarding matters that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements contained in this press release regarding Adamas’ expectations of its fourth quarter and full year net sales of GOCOVRI and year end cash, cash equivalents, and available-for-sale securities, its expectations of full enrollment of patients in the Phase 3 controlled study of ADS-5102 (amantadine) extended release capsules in multiple sclerosis patients with walking impairment in the first half of 2019 with top-line data expected in the second half of 2019, and its expectations that Adamas will continue to advance ADS-4101 in patients with epilepsy in 2019. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. For example, with respect to the 2019 preliminary financial results, these results are unaudited and are subject to revision during the audit process. For a description of other risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to Adamas’ research, clinical, development and commercial activities relating to GOCOVRI and ADS-5102, and the regulatory and competitive environment and Adamas’ business in general, see Adamas’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 1, 2018, particularly under the caption “Risk Factors.” Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Adamas undertakes no obligation to update any forward-looking statement in this press release.

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Investors:
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Solebury Trout
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mnanus@soleburytrout.com

Media:
Terri Clevenger
Continuum Health Communications
203-227-0209
tclevenger@continuumhealthcom.com